UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

AECOM

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 South Grand Avenue, 9th Floor

Los Angeles, California 90071

(Address of principal executive offices)
(Zip Code)

(213) 593-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

AECOM (the “Company”) previously announced on April 13, 2021 that it had accepted and purchased $607,940,000 aggregate principal amount of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Notes”) in connection with the early settlement of the Company’s previously announced cash tender offer (the “Tender Offer”) to purchase up to $700,000,000 aggregate purchase price (not including any accrued and unpaid interest) of the Notes. The Tender Offer expired immediately after 11:59 p.m. New York City time on April 23, 2021 (the “Expiration Time”). On April 26, 2021, the Company accepted and purchased an additional $349,000 aggregate principal amount of Notes in connection with the final settlement of the Tender Offer. Holders of Notes that were validly tendered and not validly withdrawn after 5:00 p.m. New York City time on April 6, 2021 (the “Early Tender Deadline”) and on or prior to the Expiration Time received the tender offer consideration of $1,116.25 per $1,000 of principal amount of Notes tendered and accepted for purchase, plus accrued and unpaid interest from the last date on which interest had been paid to, but excluding, April 26, 2021.

The aggregate purchase price paid by the Company in connection with the final settlement on April 26, 2021 of the Notes validly tendered after the Early Tender Deadline and on or prior to the Expiration Time was $389,571.25, plus accrued and unpaid interest. The amounts paid were funded using cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: April 26, 2021	By:	/s/ David Y. Gan
		Name:	David Y. Gan
		Title:	Executive Vice President, Chief Legal Officer